UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2019

JAGUAR HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36714	46-2956775
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Mission Street, Suite 2375 San Francisco, California	94105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 371-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01    Entry into a Material Definitive Agreement

On March 24, 2019, Jaguar Health, Inc. (“Jaguar” or the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with Oasis Capital, LLC (the “Investor”), pursuant to which the Company agreed to issue and sell, in a registered public offering by the Company directly to the Investor (the “Offering”), an aggregate of 1,331,332 shares (the “Shares”) of common stock, par value $0.0001 per share, of the Company (“Common Stock”) at an offering price of $0.20 for gross proceeds of approximately $266,266 before deducting the placement agent fee and related offering expenses.  The Shares are being offered by the Company pursuant to a registration statement on Form S-3 (333-220236), which was declared effective by the Securities and Exchange Commission (the “Commission”) on September 14, 2017 (the “Registration Statement”) and the related base prospectus included in the Registration Statement. The Company expects to file the prospectus supplement for the Offering on or about March 25, 2019.

On March 24, 2019, the Company entered into a Placement Agency Agreement (the “Placement Agency Agreement”) with Ladenburg Thalmann & Co. Inc. (“Ladenburg” or the “Placement Agent”), pursuant to which the Company engaged Ladenburg as the sole placement agent in connection with the Offering. The Placement Agent agreed to use its reasonable best efforts to arrange for the sale of the Shares. In connection with the Offering, the Placement Agent will receive a placement agent fee in cash equal to 8% of the gross proceeds from the sale of the Shares, a management fee in cash equal to 1% of the gross proceeds from the sale of the Shares, a warrant to purchase 53,253 shares of Common Stock at an exercise price of $0.25 per share (the “Placement Agent Warrant”), and reimbursement of $25,000 in expenses. The Placement Agency Agreement also contains representations, warranties, indemnification and other provisions customary for transactions of this nature.

Neither the Placement Agent Warrant nor the shares of Common Stock issuable upon the exercise of the Placement Agent Warrant (the “Placement Agent Warrant Shares”) will be registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws. The Placement Agent Warrant and the Placement Agent Warrant Shares will be issued in reliance on the exemptions from registration provided by Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder. The Placement Agent has represented that it is an accredited investor, as defined in Rule 501 of Regulation D promulgated under the Securities Act.

The foregoing summaries of the Purchase Agreement, the Placement Agent Warrant and the Placement Agency Agreement do not purport to be complete and are subject to, and qualified in their entirety by, such documents attached as Exhibits 1.1, 4.1 and 10.1, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

This Current Report on Form 8-K does not constitute an offer to sell any securities or a solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The legal opinion and consent of Reed Smith LLP addressing the validity of the Shares are filed as Exhibit 5.1 and Exhibit 23.1, respectively, to this Current Report on Form 8-K and are incorporated into the Registration Statement.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K in relation to the Placement Agent Warrant and the Placement Agent Warrant Shares is incorporated herein by reference.

Item 8.01 Other Events

The Company experienced several attempted business email compromises in the first quarter of 2019, one of which resulted in a wire payment of approximately $126,000 being diverted which was subsequently recovered. At this time there is no known financial loss arising from the incident and the Company and audit committee together with independent outside counsel continue to investigate and review the Company’s internal controls and the impact, if any, on the Company’s financial statements.

Item 9.01                                           Financial Statements and Exhibits

(d)   Exhibits

Exhibit No.	Description
1.1	Placement Agency Agreement, dated March 24, 2019, by and between Jaguar Health, Inc. and Ladenburg Thalmann & Co. Inc.

4.1	Form of Placement Agent Warrant.*

5.1	Opinion of Reed Smith LLP.

10.1	Securities Purchase Agreement, dated March 24, 2019, by and between Jaguar Health, Inc. and the Investor.

23.1	Consent of Reed Smith LLP (included in Exhibit 5.1 hereto).

*To be filed by amendment.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAGUAR HEALTH, INC.

Date: March 25, 2019	By:	/s/ Karen S. Wright
	Name:	Karen S. Wright
	Title:	Chief Financial Officer

3